Deloitte &
  Touche LLP
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                50 Fremont Street                       Telephone:(415) 247-4000
                San Francisco, California 94105-2230   Facsimile: (415) 247-4329


                                                                      Exhibit 11




INDEPENDENT AUDITORS' REPORT

The Montgomery Funds:

We consent to (a) the incorporation by reference in the Post-Effective Amendment No. 40 to Registration Statement No. 33-34841 of The Montgomery Funds on Form N-1A of our report dated August 16, 1996 appearing in the Annual Report to shareholders and (b) the reference to us under the caption "Financial Highlights" appearing in the Combined Prospectuses which also are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

October 24, 1996


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Deloitte Touche
Tohmatsu
International
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